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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         LEXICON GENETICS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 (LEXICON LOGO)


                                 March 25, 2003



TO OUR STOCKHOLDERS:

         I am pleased to invite you to attend the 2003 annual meeting of stockholders of Lexicon Genetics Incorporated to be held on Wednesday, April 30, 2003 at 1:30 p.m., local time, at The Marriott Woodlands Waterway Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas. We have enclosed with this letter:

         o        an official notice of the annual meeting;

         o a proxy statement that describes the matters to be considered and acted upon at the annual meeting; and

         o a form of proxy that we are asking you to complete and return to us, indicating your vote with respect to the matters described in the proxy statement.

         Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible by signing and returning the enclosed form of proxy in the postage-paid envelope we have provided for that purpose.

         Thank you for your ongoing support of and continued interest in Lexicon Genetics. We look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       /s/ ARTHUR T. SANDS

                                       Arthur T. Sands, M.D., Ph.D.
                                       President and Chief Executive Officer

                          LEXICON GENETICS INCORPORATED
                          8800 TECHNOLOGY FOREST PLACE
                           THE WOODLANDS, TEXAS 77381
                                 (281) 863-3000



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 2003



TO OUR STOCKHOLDERS:

         The annual meeting of stockholders of Lexicon Genetics Incorporated will be held on Wednesday, April 30, 2003 at 1:30 p.m., local time, at The Marriott Woodlands Waterway Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, to:

         o        elect three Class III directors;

         o ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

         o act on any other business that properly comes before the annual meeting.

         You are entitled to vote at the annual meeting only if you are the record owner of shares of our common stock at the close of business on March 10, 2003.

         It is important that your shares be represented at the annual meeting whether or not you plan to attend. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the annual meeting, and wish to do so, you may revoke the proxy and vote in person.

                                       By order of the Board of Directors,

                                       /s/ JEFFREY L. WADE

                                       Jeffrey L. Wade
                                       Secretary

The Woodlands, Texas
March 25, 2003

                          LEXICON GENETICS INCORPORATED
                          8800 TECHNOLOGY FOREST PLACE
                           THE WOODLANDS, TEXAS 77381
                                 (281) 863-3000


                                   ----------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 30, 2003


                               GENERAL INFORMATION

PURPOSE OF THIS PROXY STATEMENT

         We have prepared this proxy statement to solicit proxies on behalf of our Board of Directors for use at our 2003 annual meeting of stockholders and any adjournment or postponement thereof. We are mailing this proxy statement and the accompanying notice of annual meeting of stockholders and form of proxy to our stockholders on or about March 25, 2003.

TIME AND PLACE OF ANNUAL MEETING

         The annual meeting will be held on Wednesday, April 30, 2003 at 1:30 p.m., local time, at The Marriott Woodlands Waterway Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the annual meeting, our stockholders will be asked to consider and act upon the following matters:

         o        the election of three Class III directors; and

         o a proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

         Our Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. Our bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our bylaws if they intend to present a proposal at any of our annual meetings.

RECORD DATE FOR DETERMINING ENTITLEMENT TO VOTE

         You are entitled to vote at the annual meeting if you were the record owner of shares of our common stock as of the close of business on March 10, 2003, the record date for the annual meeting established by our Board of Directors.

HOW TO VOTE YOUR SHARES

         You may vote in person at the annual meeting or by proxy. To ensure that your shares are represented at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting in person. Even if you vote by proxy, if you wish, you can revoke your proxy and vote in person at the annual meeting. If you want to vote at the annual meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain from the intermediary either proof of your ownership of such shares as of March 10, 2003 or a proxy to vote your shares.

         You may receive more than one proxy depending on how you hold your shares. If you hold your shares through someone else, such as a broker or a bank, you may get materials from them asking you how you want your shares to be voted at the annual meeting.

QUORUM

         We must have a quorum to conduct any business at the annual meeting. This means that at least a majority of our outstanding shares eligible to vote at the annual meeting must be represented at the annual meeting, either in person or by proxy. Abstentions are counted for purposes of determining whether a quorum is present. In addition, shares of our common stock held by intermediaries that are voted for at least one matter at the annual meeting will be counted as being present for purposes of determining a quorum for all matters, even if the beneficial owner's discretion has been withheld for voting on some or all other matters (commonly referred to as a "broker non-vote").

OUTSTANDING SHARES

         On the record date, we had 52,370,730 shares of our common stock outstanding. If you were the record owner of shares of our common stock on the record date, you will be entitled to one vote for each share of stock that you own on each matter that is called to vote at the annual meeting.

VOTE NEEDED TO APPROVE PROPOSALS

         Our Class III directors will be elected by a plurality vote. As a result, if a quorum is present at the annual meeting, the three persons receiving the greatest number of votes will be elected to serve as our Class III directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors.

         The ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003, and any other business that may properly come before the annual meeting for a vote, will require a majority of the votes cast with respect to such matter (unless a greater vote is required by law or our charter or bylaws). On any such matter, an abstention from voting will have the same effect as a vote against the proposal. Broker non-votes do not count as votes for or against these proposals and are not considered in calculating the number of votes necessary for approval.

HOW YOUR PROXY WILL BE VOTED

         Giving us your proxy means that you are authorizing us to vote your shares at the annual meeting in the manner you direct. You may vote for our nominees for election as Class III directors or withhold your vote for any one or more of those nominees. You may vote for or against the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003, or abstain from voting on that proposal.

         If you sign and return the enclosed proxy card and do not withhold authority to vote for the election of our nominees for election as Class III directors, all of your shares will be voted for the election of those nominees. If you withhold authority to vote for one or more of our nominees for election as Class III directors, none of your shares will be voted for those nominees.

         If any of our nominees for election as Class III directors become unavailable for any reason before the election, we may reduce the number of directors serving on our Board of Directors, or our Board of Directors may designate substitute nominees as necessary. We have no reason to believe that any of our nominees for election as Class III directors will be unavailable. If our Board of Directors designates any substitute nominees, the persons named in the enclosed proxy card will vote your shares for such substitute(s) if they are instructed to do so by our Board of Directors or, in the absence of any such instructions, in accordance with their own best judgment.

         If you sign and return the enclosed proxy but do not specify how you want your shares voted, your shares will be voted in favor of our nominees for election as Class III directors and in favor of the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

         If you sign and return the enclosed proxy and any additional business properly comes before the annual meeting, the persons named in the enclosed proxy will vote your shares on those matters as instructed by our Board of Directors or, in the absence of any such instructions, in accordance with their own best judgment. As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.

HOW TO REVOKE YOUR PROXY

         You may revoke your proxy at any time before your shares are voted by providing our Corporate Secretary with either a new proxy with a later date or a written notice of your desire to revoke your proxy at the following address:

         Lexicon Genetics Incorporated
         8800 Technology Forest Place
         The Woodlands, Texas 77381
         Attention: Corporate Secretary

         You may also revoke your proxy at any time prior to your shares having been voted by attending the annual meeting in person and notifying the inspector of election of your desire to revoke your proxy. Your proxy will not automatically be revoked merely because you attend the annual meeting.

INSPECTOR OF ELECTION

         Mellon Investor Services L.L.C., our transfer agent and registrar, will count votes and provide a representative who will serve as an inspector of election for the annual meeting.

LIST OF STOCKHOLDERS ENTITLED TO VOTE

         A list of our stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting. The stockholder list will also be available for inspection for ten days prior to the annual meeting at our corporate offices located at 8800 Technology Forest Place, The Woodlands, Texas. Any inspection of this list at our offices will need to be conducted during ordinary business hours. If you wish to conduct an inspection of the stockholder list, we request that you please contact our Corporate Secretary before coming to our offices.

SOLICITATION OF PROXIES AND EXPENSES

         We are asking for your proxy on behalf of our Board of Directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of the record date and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares, and we will reimburse them for their reasonable out-of-pocket expenses for forwarding such materials. Our directors, officers and employees may solicit proxies by mail, in person or by telephone or other electronic communication. Our directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses they incur.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

         The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and us by reducing the volume of duplicate information received at your household and helping to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

         If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, Mellon Investor Services L.L.C., by calling their toll-free number, (800) 635-9270. If you would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

         o If your shares are registered in your own name, please contact our transfer agent, Mellon Investor Services, and inform them of your request by calling them at (800) 635-9270 or writing them at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

         o If a broker or other nominee holds your shares, please contact ADP and inform them of your request by calling them at (888) 603-5847 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information regarding the beneficial ownership of our common stock as of March 10, 2003 by:

         o each of the individuals listed in "Executive Compensation - Summary Compensation Table";

         o        each of our directors;

         o each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock; and

         o        all current directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission computing the number of shares beneficially owned by a person and the percentage ownership of that person. Shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of March 10, 2003 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.

         Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 52,370,730 shares of common stock outstanding on March 10, 2003. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, Texas 77381.

                                                                       BENEFICIAL OWNERSHIP
                                                    ---------------------------------------------------------
                                                                           SHARES ISSUABLE
                                                    NUMBER OF SHARES     PURSUANT TO OPTIONS
                                                      BENEFICIALLY       EXERCISABLE WITHIN 60     PERCENTAGE
                                                         OWNED          DAYS OF MARCH 10, 2003      OWNERSHIP
                                                    ----------------    ----------------------     ----------
Mary H. Cain and James D. Weaver(1) ......                13,002,000                     8,500           24.8%
Royce & Associates, Inc.(2) ..............                 6,575,300                        --           12.6%
Baylor College of Medicine(3) ............                 4,461,105                        --            8.5%
Arthur T. Sands, M.D., Ph.D.(4) ..........                 1,032,300                 2,465,297            4.8%
Julia P. Gregory(5) ......................                    75,047                   440,936               *
Jeffrey L. Wade, J.D. ....................                     3,000                   535,602            1.0%
Alan J. Main, Ph.D. ......................                        --                   243,733               *
Brian P. Zambrowicz, Ph.D. ...............                        --                   895,474            1.7%
C. Thomas Caskey, M.D(6) .................                   683,200                   140,623            1.6%
Sam L. Barker, Ph.D. .....................                     7,000                    30,500               *
Patricia M. Cloherty .....................                        --                    25,500               *
Robert J. Lefkowitz, M.D. ................                        --                    19,000               *
William A. McMinn(7) .....................                12,046,091                    12,000           23.0%
All directors and executive
   officers as a group (18 persons) ......                 2,902,854                 6,081,197           15.4%

----------

* Represents beneficial ownership of less than 1 percent.

(1) The number of shares beneficially owned by Mrs. Cain and Mr. Weaver includes 10,987,000 shares held by the estate of Gordon A. Cain, of which Mrs. Cain and Mr. Weaver are co-executors; 2,000,0000 shares owned by the Gordon and Mary Cain Foundation, of which Mrs. Cain is Chairman and Mr. Weaver is President; and 15,000 shares owned by Mr. Weaver. The shares held by the estate of Gordon A. Cain are subject to a proxy held by William A. McMinn, as described in note 7 below. The address for Mrs. Cain and Mr. Weaver is c/o Gordon Cain & Associates, 8 Greenway Plaza, Suite 702, Houston, Texas 77046.

(2) Based upon a Schedule 13G filed on February 3, 2003, reflecting the beneficial ownership of our common stock by Royce & Associates, Inc. The address for Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.

(3) Based upon a Schedule 13G filed on January 15, 2003, reflecting the beneficial ownership of our common stock by Baylor College of Medicine and BCM Technologies Inc., a wholly owned subsidiary of Baylor College of Medicine. The number of shares beneficially owned includes 222,280 shares owned by BCM Technologies, Inc. The address of Baylor College of Medicine is One Baylor Plaza, T-128, Houston, Texas 77030-3498.

(4) The number of shares beneficially owned by Dr. Sands includes 60,000 shares held in the name of minor children and 817,500 shares owned by Sands Associates LP. The general partners of Sands Associates LP are ATS Associates, L.L.C., owned by Dr. Sands, and MES Associates, L.L.C., owned by Dr. Sands' wife.

(5) The number of shares beneficially owned by Ms. Gregory includes 6,647 shares held in the name of minor children and trusts for their benefit of which she serves as a trustee.

(6) The number of shares beneficially owned by Dr. Caskey includes 679,400 shares owned by Cogene Biotech Ventures, L.P., of which Dr. Caskey is President and Chief Executive Officer. Dr. Caskey disclaims beneficial ownership of these shares.

(7) The number of shares beneficially owned by Mr. McMinn includes 10,987,000 shares owned by the estate of Gordon A. Cain, which are subject to a proxy granted to Mr. McMinn by Mr. Cain to vote these shares in the event of Mr. Cain's incapacity or death. The proxy will terminate upon the distribution of the shares from Mr. Cain's estate. Mr. McMinn disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all such forms that they file.

         Except as set forth below, to our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2002, with the exception of late filings reporting three purchases by Dr. Caskey of an aggregate of 1,000 shares, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.


                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         Our Board of Directors, which currently has seven members, is divided or "classified" into three classes. Directors in each class are elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which they were elected. The current term of our Class III directors will expire at this annual meeting. The current terms of our Class I and Class II directors will expire at our 2004 and 2005 annual meetings of stockholders, respectively.

         The Board of Directors has nominated and urges you to vote for the election of the individuals identified below, who have been nominated to serve as Class III directors until our 2006 annual meeting of stockholders or until their successors are duly elected and qualified. Each of these individuals is a member of our present Board of Directors. Your signed proxy will be voted for the nominees named below unless you specifically indicate on the proxy that you are withholding your vote.

NOMINEES FOR CLASS III DIRECTORS

         The following individuals are nominated for election as Class III directors:

                                                                                                   YEAR FIRST
NAME                                      AGE       POSITION WITH THE COMPANY                   BECAME A DIRECTOR
----                                      ---       -------------------------                   -----------------
Arthur T. Sands, M.D., Ph. D.              41       Director (Class III)                              1995
C. Thomas Caskey, M.D.                     64       Director (Class III)                              2000
William A. McMinn                          72       Director (Class III)                              1997

         Arthur T. Sands, M.D., Ph.D. co-founded our company and has been our President and Chief Executive Officer and a director since September 1995. From 1992 to September 1995, Dr. Sands served as an American Cancer Society postdoctoral fellow in the Department of Human and Molecular Genetics at Baylor College of Medicine, where he studied the function of the p53 gene in cancer formation and created the XPC knockout mouse, a model for skin cancer. He received his B.A. in Economics and Political Science from Yale University and his M.D. and Ph.D. from Baylor College of Medicine.

         C. Thomas Caskey, M.D. became Chairman of our Board of Directors in April 2000. Dr. Caskey has been President and Chief Executive Officer of CoGene Biotech Ventures, Ltd., a venture capital firm, since April 2000. He served as Senior Vice President, Research at Merck Research Laboratories from 1995 to March 2000 and as President of the Merck Genome Research Institute from 1996 to March 2000. Before joining Merck, Dr. Caskey served 25 years at Baylor College of Medicine in a series of senior positions, including Chairman, Department of Human and Molecular Genetics and Director, Human Genome Center. He is a member of the National Academy of Sciences. Dr. Caskey serves as a director of Luminex Corporation and several private companies. He received his B.A. from the University of South Carolina and his M.D. from Duke University Medical School.

         William A. McMinn has been a director since September 1997 and was the Chairman of our Board of Directors from July 1999 until April 2000. Mr. McMinn has served as Chairman of the Board of Texas Petrochemicals Corporation since 1996. He was Corporate Vice President and Manager of the Industrial Chemical Group of FMC Corporation, a manufacturer of machinery and chemical products, from 1973 through 1985. He became President and Chief Executive Officer of Cain Chemical Inc. in 1987, and served in that capacity until its acquisition by Occidental Petroleum in May 1988. He became Chairman of the board of directors of Arcadian Corporation in August 1990 and served in that capacity until it was sold in April 1997. Mr. McMinn received his B.S. from Vanderbilt University.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

CURRENT AND CONTINUING DIRECTORS

         The current directors of the Company are identified below:

NAME                                         AGE     POSITION WITH THE COMPANY
----                                         ---     -------------------------
Arthur T. Sands, M.D., Ph.D. .........        41     President and Chief Executive Officer and Director (Class III)
C. Thomas Caskey, M.D. ...............        64     Chairman of the Board of Directors (Class III)
William A. McMinn(1) .................        72     Director (Class III)
Sam L. Barker, Ph.D.(1)(2) ...........        60     Director (Class II)
Patricia M. Cloherty(1)(2) ...........        60     Director (Class II)
Robert J. Lefkowitz, M.D. ............        59     Director (Class I)

----------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

         Information regarding the business experience of Dr. Sands, Dr. Caskey and Mr. McMinn are set forth above under the heading "--Nominees for Class III Directors."

         Sam L. Barker, Ph.D. has been a director since March 2000. Since March 2001, Dr. Barker has served as a founder and principal of Clearview Projects, Inc., a company engaged in providing partnering and transaction services to biotechnology companies. Dr. Barker served in a series of senior domestic and international management positions at Bristol-Myers Squibb until his retirement in 1998. His positions at Bristol-Myers Squibb included service as Executive Vice President, Worldwide Franchise Management and Strategy during 1998, President, U.S. Pharmaceutical Group from 1995 to 1997 and President, U.S. Pharmaceuticals from 1992 to 1995. Dr. Barker received his B.S. from Henderson State College, his M.S. from the University of Arkansas and his Ph.D. from Purdue University.

         Patricia M. Cloherty has been a director since May 1998. Ms. Cloherty has served as Chairman of the U.S. Russia Investment Fund, established by the United States government to invest in Russian companies, since she was appointed by the President to that position in 1995. From 1973 through 1999, she was General Partner of Patricof & Co. Ventures, Inc., an international venture capital company, and successively served as Senior Vice President, President and Co-Chairman of that company. Ms. Cloherty served as deputy administrator of the U.S. Small Business Administration from 1977 to 1978 and has served as Director of the U.S. Russia Investment Fund since 1995. She is past president and chairman of the National Venture Capital Association. Ms. Cloherty serves as a director of several private companies and philanthropies. She holds a B.A. from the San Francisco College for Women and an M.A. and an M.I.A. from Columbia University.

         Robert J. Lefkowitz, M.D. has been a director since February 2001. Dr. Lefkowitz is the James B. Duke Professor of Medicine, Professor of Biochemistry and a Howard Hughes Medical Institute investigator at Duke University Medical Center, where he has served on the faculty since 1973. He is a member of the National Academy of Sciences. Dr. Lefkowitz received his B.A. from Columbia University and his M.D. from Columbia University College of Physicians and Surgeons.

BOARD COMMITTEES

         Audit Committee. Our audit committee reviews our internal accounting procedures and consults with, and reviews the services provided by, our independent auditors. Current members of our audit committee are William A. McMinn, Sam L. Barker, Ph.D. and Patricia M. Cloherty.

         Compensation Committee. Our compensation committee evaluates the performance of management, determines the compensation of our executive officers and reviews general policy relating to compensation and benefits of our employees. The compensation committee also administers the issuance of stock options and other awards under our 2000 Equity Incentive Plan. Current members of the compensation committee are Patricia M. Cloherty and Sam L. Barker, Ph.D.

BOARD AND COMMITTEE MEETINGS IN 2002

         The Board of Directors met four times in 2002 and took certain additional actions by unanimous written consent in lieu of meetings. The audit committee and compensation committee each met four times in 2002. During 2002, none of our directors attended fewer than 75 percent of the meetings of the Board of Directors or committee during the period served.

DIRECTOR COMPENSATION

         Each non-employee director currently receives a fee of $2,000 for each meeting of the Board of Directors that he or she attends in person, and $500 for each committee meeting (other than a committee meeting held at the same time as a meeting of the full Board of Directors) or telephonic meeting of the Board of Directors in which he or she participates. Directors who are also employees, currently Arthur T. Sands, M.D., Ph.D. and C. Thomas Caskey, M.D., do not receive additional compensation for their service as directors. Dr. Caskey receives a salary of $150,000 per year for his service as an employee and Chairman of our Board of Directors. All directors are reimbursed for expenses in connection with attendance at board of directors and committee meetings.

         Our 2000 Non-employee Directors' Stock Option Plan provides for the automatic grant of options to purchase shares of common stock to our directors who are not employees. Non-employee directors first elected after the closing of our initial public offering receive an initial option to purchase 30,000 shares of common stock. In addition, all non-employee directors receive an annual option to purchase 6,000 shares of common stock. All options granted under the non-employee directors' plan have an exercise price equal to the fair market value of our common stock on the date of grant.

         Options to purchase 6,000 shares of common stock at an exercise price of $7.40 per share, the fair market value of our common stock on the date of grant as determined in accordance with the terms of the plan, were granted to each of Dr. Barker, Ms. Cloherty, Dr. Lefkowitz and Mr. McMinn in April 2002 under the non-employee directors' plan at the time of our 2002 annual meeting of stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, Patricia M. Cloherty and Sam L. Barker, Ph.D. served as members of the compensation committee of our board of directors. No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.


                               PROPOSAL NUMBER 2:
                RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP as our independent auditors to make an examination of our accounts for the fiscal year ending December 31, 2003, subject to ratification by our stockholders. Representatives of Ernst & Young LLP, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

COMPENSATION OF INDEPENDENT AUDITORS

Audit Fees

         The estimated aggregate fees billed and to be billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $176,000. These fees constitute 78% of the total fees owed to Ernst & Young LLP for services rendered for the fiscal year ended December 31, 2002.

Audit-Related Fees

         The estimated aggregate fees billed and to be billed by Ernst & Young LLP for assurance or related services reasonably related to our audit for the fiscal year ended December 31, 2002 were $17,282 and constitute 8% of the total fees owed to Ernst & Young LLP for that period. These fees related to an audit of our 401(k) plan.

Tax Fees

         The estimated aggregate fees billed and to be billed by Ernst & Young LLP for professional services related to the preparation of our tax returns, tax planning and other tax advice for the fiscal year ended December 31, 2002 were $32,309. These fees constitute 14% of the total fees owed to Ernst & Young LLP for services rendered for the fiscal year ended December 31, 2002.

All Other Fees

         Other than the services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees," Ernst & Young LLP did not provided additional services to us for the fiscal year ended December 31, 2002.

Policies and Procedures of the Audit Committee of the Board of Directors

         As part of its duties, the audit committee of our Board of Directors has considered whether the provision of services other than audit services during the fiscal year ended December 31, 2002 by Ernst & Young LLP is compatible with maintaining the accountants' independence. It is the policy of the audit committee to discuss such services with our auditors and pre-approve, if appropriate, the provision of any such services.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The audit committee of our Board of Directors currently consists of William A. McMinn, Sam L. Barker, Ph.D. and Patricia M. Cloherty. The Board of Directors, in its business judgment, has determined that all members of the audit committee are "independent," as required by applicable listing standards of The Nasdaq Stock Market, Inc. The committee has furnished the following report for 2002:

         The role of the audit committee is to assist the Board of Directors in its oversight of our financial reporting process. The audit committee reviews our internal accounting procedures and consults with, and reviews the services provided by, our independent auditors. The committee operates pursuant to a charter that was last amended and restated by the Board of Directors on March 15, 2000.

         The management of our company is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

         In the performance of its oversight function, the audit committee has considered and discussed the audited financial statements with management and our independent auditors. The committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

         Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in the audit committee charter, the committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2002.

                                       AUDIT COMMITTEE

                                       William A. McMinn
                                       Sam L. Barker, Ph.D.
                                       Patricia M. Cloherty

         The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The executive officers of the Company and their ages and positions are listed below.

NAME                                               AGE     POSITION WITH THE COMPANY
----                                               ---     -------------------------
Arthur T. Sands, M.D., Ph.D. ..............         41     President and Chief Executive Officer and Director
Julia P. Gregory ..........................         50     Executive Vice President and Chief Financial Officer
Jeffrey L. Wade, J.D. .....................         38     Executive Vice President and General Counsel
Brian P. Zambrowicz, Ph.D. ................         40     Executive Vice President of Research
Walter F. Colbert .........................         53     Senior Vice President of Human Resources and Corporate
                                                           Services
Alan J. Main, Ph.D. .......................         49     Senior Vice President, Lexicon Pharmaceuticals
James R. Piggott, Ph.D. ...................         48     Senior Vice President of Pharmaceutical Biology
Randall B. Riggs ..........................         36     Senior Vice President of Business Development
David A. Boulton ..........................         45     Vice President of Technology Operations, Lexicon
                                                           Pharmaceuticals
Lance K. Ishimoto, Ph.D., J.D. ............         43     Vice President of Intellectual Property
S. David Kimball, Ph.D. ...................         53     Vice President of Medicinal Chemistry
Stephen J. McAndrew, Ph.D. ................         49     Vice President of Pharmaceutical Business Development
Christophe Person .........................         36     Vice President of Informatics

         Information regarding the business experience of Dr. Sands is set forth above under the heading "Election of Directors--Nominees for Class III Directors."

         Julia P. Gregory has been our Executive Vice President and Chief Financial Officer since February 2000. From 1998 to February 2000, Ms. Gregory served as the Head of Investment Banking for Punk, Ziegel & Company, a specialty investment banking firm focusing on technology and healthcare and, from 1996 to February 2000, as the Head of the firm's Life Sciences practice. From 1980 to 1996, Ms. Gregory was an investment banker with Prime Charter Ltd. and then Dillon, Read & Co., Inc., where she represented life sciences companies beginning in 1986. Ms. Gregory is a member of the board of directors and the scientific advisory board of the Estee Lauder Foundation's Institute for the Study of Aging, Inc., a member of the board of directors of the Cynthia Woods Mitchell Pavilion and a member of The International Council for George Washington's Elliott School of International Affairs. She received her B.A. in International Affairs from George Washington University and her M.B.A. from the Wharton School of the University of Pennsylvania.

         Jeffrey L. Wade, J.D. has been our Executive Vice President and General Counsel since February 2000 and was our Senior Vice President and Chief Financial Officer from January 1999 to February 2000. From 1988 through December 1998, Mr. Wade was a corporate securities and finance attorney with the law firm of Andrews & Kurth L.L.P., for the last two years as a partner, where he represented companies in the biotechnology, information technology and energy industries. Mr. Wade is a member of the boards of directors of the Texas Healthcare and Bioscience Institute and the Texas Life Sciences Foundation. He received his B.A. and J.D. from The University of Texas.

         Brian P. Zambrowicz, Ph.D. has been our Executive Vice President of Research since August 2002. Dr. Zambrowicz served as our Senior Vice President of Genomics from February 2000 to August 2002, Vice President of Research from January 1998 to February 2000 and as Senior Scientist from April 1996 to January 1998. From 1993 to April 1996, Dr. Zambrowicz served as an NIH postdoctoral fellow at The Fred Hutchinson Cancer Center in Seattle, Washington, where he studied gene trapping and gene targeting technology. Dr. Zambrowicz received his B.S. in Biochemistry from the University of Wisconsin. He received his Ph.D. from the University of Washington, where he studied tissue-specific gene regulation using transgenic mice.

         Walter F. Colbert has been our Senior Vice President of Human Resources and Corporate Services since May 2002. Mr. Colbert served as our Vice President of Human Resources from December 2000 to May 2002. From September 1997 to December 2000, Mr. Colbert was Vice President, Human Resources and Public Affairs at the Sony Technology Center--San Diego of Sony Electronics Inc. From September 1995 to September 1997, Mr. Colbert served as Vice President, Human Resources for The NutraSweet Kelco Company, Monsanto Company's food ingredients business unit. From 1976 through September 1995, Mr. Colbert served in a variety of human resources positions in the United States and Europe with Ford Motor Company and Monsanto Company. He received his B.A. in Political Science from Stanford University and his M.A. in International Affairs from The Fletcher School of Law and Diplomacy at Tufts University.

         Alan J. Main, Ph.D. has been our Senior Vice President, Lexicon Pharmaceuticals since July 2001. Dr. Main was President and Chief Executive Officer of Coelacanth Corporation, a leader in using proprietary chemistry technologies to rapidly discover new chemical entities for drug development, from January 2000 until our acquisition of Coelacanth in July 2001. Dr. Main was formerly Senior Vice President, U.S. Research at Novartis Pharmaceuticals Corporation, where he worked for 20 years before joining Coelacanth. Dr. Main holds a Ph.D. in Organic Chemistry from the University of Liverpool, England and completed postdoctoral studies at the Woodward Research Institute.

         James R. Piggott, Ph.D. has been our Senior Vice President of Pharmaceutical Biology since January 2000. From 1990 through October 1999, Dr. Piggott worked for ZymoGenetics, Inc., a subsidiary of Novo Nordisk, most recently as Senior Vice President-Research Biology. Dr. Piggott's pharmaceutical research experience also includes service at the Smith Kline & French Laboratories Ltd. unit of SmithKline Beecham plc and the G.D. Searle & Co. unit of Monsanto Company. Dr. Piggott received his B.A. and Ph.D. from Trinity College, Dublin.

         Randall B. Riggs has been our Senior Vice President of Business Development since February 2000 and served as our Vice President of Business Development from December 1998 to February 2000. From January through November 1998, Mr. Riggs was director of Business Development for the Infectious Disease Business Unit of GeneMedicine, Inc. From 1992 to January 1998, Mr. Riggs was employed by Eli Lilly and Company, for the last two years as Manager, Corporate Business Development at Eli Lilly's Indianapolis, Indiana headquarters. Before joining Eli Lilly, Mr. Riggs' experience included service as a business analyst for the National Aeronautics and Space Administration and a subsidiary of Amoco Production Company. He received his B.B.A. from Texas A&M University and his M.B.A. from The University of Houston.

         David A. Boulton has been our Vice President of Technology Operations, Lexicon Pharmaceuticals since July 2001. Mr. Boulton co-founded Coelacanth and served as its Vice President of Technology Operations from October 1996 until our acquisition of Coelacanth in July 2001. From April 1994 to October 1996, Mr. Boulton was Senior Director of Automated Synthesis at ArQule, Inc., where he was instrumental in developing ArQule's chemical automation platform. Before joining ArQule, he served for 15 years in chemistry research and development at Merck & Co., Inc. and was a founding member of Merck's automated synthesis group. He holds a B.S. in Chemistry from Lafayette College.

         Lance K. Ishimoto, J.D., Ph.D. has been our Vice President of Intellectual Property since July 1998. From 1994 to July 1998, Dr. Ishimoto was a biotechnology patent attorney at the Palo Alto, California office of Pennie & Edmonds LLP. Dr. Ishimoto received his B.A. and Ph.D. from the University of California at Los Angeles, where he studied molecular mechanisms of virus assembly and the regulation of virus ultrastructure. After receiving his Ph.D., Dr. Ishimoto served as an NIH postdoctoral fellow at University of Washington School of Medicine. He received his J.D. from Stanford University.

         S. David Kimball, Ph.D. has been our Vice President of Medicinal Chemistry since August 2002 and served as our Senior Director of Medicinal Chemistry from August 2001 to August 2002. Before joining Lexicon, Dr. Kimball spent 19 years at the Bristol-Myers Squibb Pharmaceutical Research Institute, most recently as Research Fellow in the Division of Medicinal Chemistry, Princeton, New Jersey. During his tenure at the Institute, Dr. Kimball led several significant drug discovery and development research efforts involving molecular targets in oncology, serine protease inhibitors of blood coagulation and ion channel modulators for the treatment of hypertension and angina. Dr. Kimball has been an Associate Member of the Graduate Faculty at Rutgers University

School of Pharmacy since 1989. Dr. Kimball earned a Ph.D. in Organic Chemistry/Chemical Biology from the State University of New York at Stony Brook.

         Stephen J. McAndrew, Ph.D. has been our Vice President of Pharmaceutical Business Development since January 2002. From March 1990 to December 2001, he held increasing levels of responsibility at Bristol-Myers Squibb Company, leading to his final position of Director of Biotechnology Licensing at the Bristol-Myers Squibb Pharmaceutical Research Institute. In this position, he was primarily responsible for identifying, evaluating and negotiating numerous pre-clinical lead compound collaborations and platform technology alliances. Before his 11-year career at Bristol-Myers Squibb, Dr. McAndrew spent seven years conducting basic research at the Roche Institute of Molecular Biology at Hoffmann LaRoche. He received his B.S. from State University College at Oswego, New York and holds a Ph.D. in molecular and cellular biology from Ohio University.

         Christophe Person has been our Vice President of Informatics since November 1999 and served as our Director of Informatics from May 1997 to November 1999. From 1994 to May 1997, Mr. Person was the Senior Scientific Programmer for the Center for Theoretical Neurosciences at Baylor College of Medicine. From 1990 to 1994, Mr. Person was the CEPH Database Manager at the Human Polymorphism Studies Center in Paris, France. Mr. Person received his degree in Electrical Engineering from Groupe ESTE/ESIEE (Ecole Superieure de Technologie Electronique/Ecole Superieure d'Ingenieurs en Electrotechnique et Electronique).

SUMMARY COMPENSATION TABLE

         The following table presents summary information for the years ended December 31, 2002, 2001 and 2000 regarding the compensation of each of our five most highly compensated executive officers.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                              ANNUAL COMPENSATION           AWARDS
                                                           ------------------------       SECURITIES
                                                                                          UNDERLYING      ALL OTHER
NAME AND POSITION                                 YEAR       SALARY        BONUS           OPTIONS     COMPENSATION(1)
-----------------                                 ----     ----------    ----------      ------------  ---------------
Arthur T. Sands, M.D., Ph.D.(2) .............     2002     $  429,333    $  243,675           170,000     $    5,600
   President, Chief Executive Officer and         2001     $  400,000    $  250,000           100,000     $   79,644
   Director                                       2000     $  270,833    $  175,812           555,000     $   78,824

Julia P. Gregory(3) .........................     2002     $  283,833    $   86,800            90,000     $    5,600
   Executive Vice President and Chief             2001     $  260,000    $  125,000            60,000     $    5,680
   Financial Officer                              2000     $  179,615    $   75,000           555,000     $   17,829

Jeffrey L. Wade, J.D. .......................     2002     $  264,896    $   70,100            65,000     $    5,600
   Executive Vice President and General Counsel   2001     $  250,000    $   85,000            50,000     $    5,730
                                                  2000     $  198,333    $   56,277           135,000     $    4,778

Brian P. Zambrowicz, Ph.D. ..................     2002     $  276,858    $   80,200            75,000     $    5,600
   Executive Vice President of Research           2001     $  250,000    $  100,000            50,000     $    5,730
                                                  2000     $  206,250    $   47,953           210,000     $    4,778

Alan J. Main, Ph.D.(4) ......................     2002     $  296,208    $  186,700            15,000     $    5,440
   Senior Vice President, Lexicon                 2001     $  145,235    $  168,050           349,001     $      592
   Pharmaceuticals

(1) Other compensation during 2002, 2001 and 2000 includes the following amounts in respect of company matching contributions under our 401(k) plan, company-paid premiums for group term life insurance, and payment or reimbursement of relocation expenses. In addition, other compensation in 2000 and 2001 includes company-paid premiums paid under a split-dollar life insurance arrangement for Dr. Sands:

                                                                  COMPANY-PAID     COMPANY-PAID
                                                 COMPANY 401(k)    GROUP TERM      SPLIT-DOLLAR
                                                    MATCHING     LIFE INSURANCE   LIFE INSURANCE     RELOCATION
                                        YEAR      CONTRIBUTION      PREMIUMS         PREMIUMS         EXPENSES
                                        ----     --------------  --------------   --------------     ----------
Arthur T. Sands, M.D., Ph.D. .......    2002       $     5,000    $        600     $      --         $      --
                                        2001       $     5,250    $        480     $  73,914         $      --
                                        2000       $     4,250    $        660     $  73,914         $      --

Julia P. Gregory....................    2002       $     5,000    $        600     $      --         $      --
                                        2001       $     5,200    $        480     $      --         $      --
                                        2000       $        --    $        440     $      --         $  17,389

Jeffrey L. Wade, J.D................    2002       $     5,000    $        600     $      --         $      --
                                        2001       $     5,250    $        480     $      --         $      --
                                        2000       $     4,250    $        528     $      --         $      --

Brian P. Zambrowicz, Ph.D...........    2002       $     5,000    $        600     $      --         $      --
                                        2001       $     5,250    $        480     $      --         $      --
                                        2000       $     4,250    $        528     $      --         $      --

Alan J. Main, Ph.D..................    2002       $     5,000    $        440     $      --         $      --
                                        2001       $       592    $        --      $      --         $      --

     The company-paid life insurance premiums in the foregoing table reflect payments for group term life policies maintained for the benefit of all employees, with the exception of the additional premiums paid in 2001 and 2000 under a split-dollar life insurance arrangement for Dr. Sands under his employment agreement with us. Upon the death of Dr. Sands, we will receive cash under the policy in an amount equal to the aggregate premiums we paid for the policy, and the balance of the proceeds will be paid to the trust that is the beneficiary of the policy.

(2) The amount reflected as bonus compensation for Dr. Sands in 2002 includes our payment of a $61,375 bonus to Dr. Sands to enable him to make, for his own account, the minimum premium payment required to maintain the split-dollar life insurance arrangement for Dr. Sands under his employment agreement with us. Unlike the premiums we paid under the policy in 2001 and 2000, we will not receive any cash under the policy upon Dr. Sands' death in respect of such bonus amount or the premiums paid by Dr. Sands, for his own account, under such policy.

(3) Ms. Gregory joined us in February 2000. Her base salary for 2000 reflects compensation at an annualized rate of $200,000 for the portion of the year she was an employee.

(4) Dr. Main joined us in July 2001 in connection with our acquisition of Coelacanth Corporation. His base salary for 2001 reflects compensation at an annualized rate of $287,000 for the portion of the year, following the completion of such acquisition, that he was an employee. The amount reflected as bonus compensation for Dr. Main in 2002 and 2001 includes retention bonus payments, each in the amount of $125,000, in July 2002 and July 2001, respectively, under an arrangement entered into in connection with our acquisition of Coelacanth Corporation. Dr. Main is obligated to repay to us a portion of the retention bonus he received in July 2002 on a pro rata basis, under certain circumstances, if his employment terminates prior to July 2003.

OPTION GRANTS IN 2002

         The following table presents each grant of stock options in 2002 to the individuals named in the summary compensation table.


                                                   PERCENTAGE                                    POTENTIAL REALIZABLE VALUE
                                      NUMBER OF     OF TOTAL                                      AT ASSUMED ANNUAL RATES
                                     SECURITIES     OPTIONS          EXERCISE                   OF STOCK PRICE APPRECIATION
                                     UNDERLYING    GRANTED TO         PRICE                           FOR OPTION TERM
                                       OPTIONS     EMPLOYEES           PER      EXPIRATION      ---------------------------
NAME                                   GRANTED      IN 2002           SHARE        DATE             5%               10%
----                                 ----------    ----------        --------   ----------      ----------       ----------
Arthur T. Sands, M.D., Ph.D. ...       170,000           8.8%         $9.38      2/19/2012      $1,002,835       $2,541,382
Julia P. Gregory ...............        90,000           4.7%         $9.38      2/19/2012      $  530,913       $1,345,437
Jeffrey L. Wade, J.D. ..........        65,000           3.4%         $9.38      2/19/2012      $  383,437       $  971,705
Brian P. Zambrowicz, Ph.D. .....        75,000           3.9%         $9.38      2/19/2012      $  442,427       $1,121,198
Alan J. Main, Ph.D. ............        15,000           0.8%         $9.38      2/19/2012      $   88,485       $  224,239

         The exercise price of each of the options in the foregoing table was equal to the fair market value of our common stock as determined by our Board of Directors on the date of grant. The exercise price for each option may be paid in cash, promissory notes, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

         The potential realizable value of these options is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance.

         Percentages shown under "Percentage of Total Options Granted to Employees in 2002" are based on an aggregate of 1,928,573 options granted to our employees under our 2000 Equity Incentive Plan during 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND OPTION VALUES AT DECEMBER 31, 2002

         The following table presents information about:

         o option exercises in 2002 by each of the individuals listed in the summary compensation table; and

         o the number and value of the shares of common stock underlying unexercised options that are held by each of the individuals listed in the summary compensation table as of December 31, 2002.

         Amounts shown under the column "Value Realized" are based on the market price of our common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, less the exercise price paid for the purchased shares.

         Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2002" are based on the closing price of our common stock on The Nasdaq National Market on December 31, 2002 of $4.73 per share, without taking into account any taxes that may be payable in connection with the transaction, less the exercise price payable for these shares.

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                          OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                        SHARES                        DECEMBER 31, 2002             DECEMBER 31, 2002
                                       ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                                  ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   ----------   -----------   -------------   -----------   -------------
Arthur T. Sands, M.D., Ph.D .......        22,500   $  233,799     2,361,933         345,567   $ 7,120,923   $     270,738
Julia P. Gregory ..................        19,000   $  128,071       420,622         214,378   $   876,653   $     204,897
Jeffrey L. Wade, J.D ..............         7,500   $   59,160       497,756         124,744   $ 1,058,884   $      72,841
Brian P. Zambrowicz, Ph.D .........        15,000   $  152,471       851,982         148,018   $ 2,140,092   $     102,442
Alan J. Main, Ph.D ................          --           --         197,769         166,232   $   105,954   $      29,289

EMPLOYMENT AGREEMENTS

         In October 1999, we entered into an employment agreement with Arthur T. Sands, M.D., Ph.D., our President and Chief Executive Officer. Under the agreement, Dr. Sands received an initial base salary of $200,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. Dr. Sands' current annual salary is $432,000, unchanged from 2002. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides that if we terminate Dr. Sands' employment without cause or Dr. Sands voluntarily terminates his employment for good reason, we will pay him his then-current salary for 12 months.

         In February 2000, we entered into an employment agreement with Julia P. Gregory to serve as our Executive Vice President and Chief Financial Officer starting in February 2000. Under the agreement, Ms. Gregory received an initial base salary of $200,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. Ms. Gregory's current annual salary is $286,000, unchanged from 2002. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides that if we terminate Ms. Gregory's employment without cause or Ms. Gregory voluntarily terminates her employment for good reason, we will pay her then-current salary for six months. If any such termination follows a change in control of our company, we will pay Ms. Gregory her then-current salary for 12 months.

         In December 1998, we entered into an employment agreement with Jeffrey
L. Wade, J.D. to serve as our Senior Vice President and Chief Financial Officer starting in January 1999. In February 2000, Mr. Wade was named Executive Vice President and General Counsel. Under the agreement, Mr. Wade received an initial base salary of $170,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. Mr. Wade's current annual salary is $266,250, unchanged from 2002. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides that if we terminate Mr. Wade's employment without cause or Mr. Wade voluntarily terminates his employment for good reason, we will pay him his then-current salary for six months. If any such termination follows a change in control of our company, we will pay Mr. Wade his then-current salary for 12 months.

         In February 2000, we entered into an employment agreement with Brian P. Zambrowicz, Ph.D., then our Senior Vice President of Genomics. In August 2002, Dr. Zambrowicz was named Executive Vice President of Research. Under the agreement, Dr. Zambrowicz received an initial base salary of $200,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. Dr. Zambrowicz's current annual salary is $285,000, unchanged from 2002. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides that if we terminate Dr. Zambrowicz's employment without cause or Dr. Zambrowicz voluntarily terminates his employment for good reason, we will pay him his then-current salary for six months. If any such termination follows a change in control of our company, we will pay Dr. Zambrowicz his then-current salary for 12 months.

         In July 2001, we entered into an employment agreement with Alan J. Main, Ph.D., our Senior Vice President, Lexicon Pharmaceuticals. Under the agreement, Dr. Main received an initial base salary of $287,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. Dr. Main's current annual salary is $297,045, unchanged from 2002. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides that if we terminate Dr. Main's employment without cause or Dr. Main voluntarily terminates his employment for good reason, we will pay him his then-current salary for six months. If any such termination follows a change in control of our company, we will pay Dr. Main his then-current salary for 12 months.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The compensation committee of our Board of Directors currently consists of Patricia M. Cloherty and Sam L. Barker, Ph.D., neither of whom is an officer or employee of the company.

         The compensation committee is responsible for evaluating the performance of management, determining the compensation of our executive officers and administering our 2000 Equity Incentive Plan, under which stock option grants and other stock awards may be made to our employees. The committee has furnished the following report on executive compensation for 2002:

Executive Compensation Policies and Practices

         Under the supervision of the compensation committee, our company has developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

         o a cash salary, which reflects the responsibilities relating to the position and individual performance;

         o variable performance awards payable in cash or stock and tied to the achievement of certain individual and corporate goals and milestones; and

         o long-term stock based incentive awards which strengthen the mutuality of interests between our executive officers and our stockholders.

         In determining the level and composition of compensation of each of our executive officers, the compensation committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. In setting such salaries, the committee considers our peer group to be similarly sized companies in the biotechnology industry. This peer group does not necessarily coincide with the companies comprising the Nasdaq Biotechnology Index reflected in the performance graph in this proxy statement. Because our business and technology are continuing to develop, the use of certain traditional performance standards, such as profitability and return on equity, are not currently appropriate in evaluating the performance of our executive officers. Consequently, in evaluating the performance of management, the committee takes into consideration such factors as our achievement of specified milestones and goals with respect to our revenues, new business development, and our research and development programs. In addition, the committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.

Base Compensation

         Base compensation is established through negotiation between the company and the executive officer at the time the executive is hired, and then subsequently adjusted when the officer's base compensation is subject to review or reconsideration. While we have entered into employment agreements with certain of our executive officers, these agreements provide that base salaries after the initial year will be reviewed and determined by the committee. When establishing or reviewing base compensation levels for executive officers, the committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with us for business, scientific and executive talents. No pre-determined weights are given to any one of these factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for 2002 were near the median to high end of the range in comparison to our peer group companies, with most falling in a range around the 60th to 75th percentile for such peer group companies. In establishing base compensation for 2002, the committee included in its evaluation the significant progress made by the company in 2001, including the substantial increase in our revenues as compared to 2000, our successful acquisition and integration of Coelacanth Corporation into our drug discovery efforts, the establishment of our therapeutic protein discovery alliance and LexVision(R) collaboration with Incyte Genomics, Inc., and the continuing advancement of our research and development programs.

Incentive Compensation

         In addition to base compensation, the committee may award cash bonuses and option grants or other stock-based awards under our 2000 Equity Incentive Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. These performance goals include those discussed generally above, as well as strategic and operational goals for the company as a whole. In determining bonus and stock option awards for 2002, the committee included in its evaluation the progress made by the company in 2002, including the increase in our revenues as compared to 2001, the establishment of a major new significant drug discovery alliance with Genentech, Inc., and the continuing advancement of our research and development programs.

         All of our employees, including our executive officers, are eligible to receive long-term stock-based incentive awards under our 2000 Equity Incentive Plan as a means of providing such individuals with a continuing proprietary interest in our success. These grants align the interests of our employees and our stockholders by providing significant incentives for our employees to achieve and maintain high levels of performance. Our 2000 Equity Incentive Plan enhances our ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer include the executive's position, his or her performance and responsibilities, the amount of stock options currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years.

         In February 2002, the committee approved annual stock option grants to executive officers and other employees who satisfied eligibility requirements, including time of service. In making such grants, the committee considered corporate and individual performance over the year preceding the grant date and information regarding stock option grants made by other companies in the biotechnology industry.

Compensation of the Chief Executive Officer

         The annual base salary of Arthur T. Sands, M.D., Ph.D., our President and Chief Executive Officer of the Company, was initially set at $200,000 pursuant to an employment agreement effective in October 1999, reflecting his salary in effect prior to the signing of that agreement, and was increased by $50,000 (or approximately 25 percent) to $250,000 in February 2000 in recognition of the company's progress in 1999. In October 2000, the committee increased Dr. Sands' base salary by $150,000 (or approximately 60 percent) to $400,000 to keep pace with salaries being paid to other chief executive officers of similar public companies and in recognition of the company's substantial progress in 2000. In March 2002, the committee increased Dr. Sands' base salary by $32,000 (or approximately eight percent) to $432,000 on the basis of the company's achievements in 2001. In light of continuing uncertainty as to whether company-paid split-dollar life insurance premiums might be considered advances of credit, in November 2002, the committee approved the payment to Dr. Sands of a bonus in the amount of $61,375 to enable him to make, for his own account, the minimum premium payment required to maintain the split-dollar life insurance arrangement under his employment agreement with the company. In February 2003, the committee awarded a bonus to Dr. Sands for 2002 in the amount of $182,300 on the basis of his and the company's achievements in 2002 relative to performance goals established at the outset of the year. At the same time, the committee elected to leave Dr. Sands' base salary for 2003 unchanged from 2002 as a result of the uncertain economic environment.

         The committee granted a stock option to Dr. Sands in February 2002, at the same time annual grants were made to other employees. The stock option entitles Dr. Sands to purchase an aggregate of 170,000 shares of common stock at an exercise price of $9.38 per share. In making the option grant to Dr. Sands, the committee considered the factors described above with respect to the February 2002 option grants generally.

Section 162(m)

         Section 162(m) of the Internal Revenue Code places a $1 million cap per executive on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

                                       COMPENSATION COMMITTEE

                                       Patricia M. Cloherty
                                       Sam L. Barker, Ph.D.

         The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PERFORMANCE GRAPH

         The following performance graph compares the performance of our common stock to the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the period beginning April 7, 2000, the date of our initial public offering, and ending December 31, 2002. The graph assumes that the value of the investment in our common stock and each index was $100 at April 7, 2000, and that all dividends were reinvested.

                               (PERFORMANCE GRAPH)

                               APRIL 7, 2000       DECEMBER 31, 2000      DECEMBER 31, 2001       DECEMBER 31, 2002
                               -------------       -----------------      -----------------       -----------------
Lexicon Genetics
Incorporated                        100                   76                      52                     22
Nasdaq Composite Index              100                   56                      44                     30

Nasdaq Biotechnology Index          100                   96                      81                     44

         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such comparisons by reference, and shall not otherwise be deemed filed under such acts.


                            PROPOSALS OF STOCKHOLDERS

         In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, we must receive the written proposal at our principal executive offices no later than November 25, 2003. Any such proposal must also comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for any stockholder proposal to be otherwise raised during next year's annual meeting, we must receive written notice of the proposal, containing the information required by our Bylaws, at our principal executive offices no later than November 25, 2003. You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions for making stockholder proposals.

                              FINANCIAL INFORMATION

         Our annual report to stockholders, including financial statements, accompanies this proxy statement but does not constitute a part of the proxy solicitation materials. YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND EXHIBITS THERETO, BY WRITTEN REQUEST TO CORPORATE COMMUNICATIONS, LEXICON GENETICS INCORPORATED, 8800 TECHNOLOGY FOREST PLACE, THE WOODLANDS, TEXAS 77381.

                                       By Order of the Board of Directors,

                                       /s/ JEFFREY L. WADE

                                       Jeffrey L. Wade
                                       Secretary


March 25, 2003
The Woodlands, Texas

PROXY

                          LEXICON GENETICS INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 2003
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          LEXICON GENETICS INCORPORATED

    The undersigned hereby appoints Arthur T. Sands and Jeffrey L. Wade, and each of them, as proxies and attorneys-in-fact, with the power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Lexicon Genetics Incorporated (the "Company") to be held at The Marriott Woodlands Waterway Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, on April 30, 2003, at 1:30 p.m., local time, and any adjournments or postponements thereof, and to vote all of the shares of stock the undersigned would be entitled to vote if personally present at such meeting (1) as provided on the other side of this proxy and (2), in their discretion, on such other business as may properly come before such meeting or any adjournment or postponement thereof.

          (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON OTHER SIDE)
--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                           o  FOLD AND DETACH HERE  o

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                                                                          Please          [  ]
                                                                                                          Mark Here
                                                                                                          for Address
                                                                                                          Change or
                                                                                                          Comments
                                                                                                          SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS INDICATED, WILL BE VOTED:
"FOR" the election of the nominees for Class III                                                             FOR  AGAINST  ABSTAIN
Director; and                                                2. Ratification and approval of the appointment [  ]   ]  ]     [  ]
"FOR" the proposal to ratify and approve the                    Ernst & Young LLP as the Company's
appointment of Ernst & Young LLP as the Company's               independent auditors for the fiscal year
independent public accountants for the fiscal year              ending December 31, 2003.
ending December 31, 2003.

1. ELECTION OF CLASS III DIRECTORS:                  FOR                     WITHHOLD
                                              all nominees listed           AUTHORITY
                                              except as indicated    to vote for all nominees

Nominees: 01 Arthur T. Sands, M.D., Ph.D.            [  ]                      [  ]
          02 C. Thomas Caskey, M.D.                                                             IF YOU PLAN TO                [  ]
          03 William A. McMinn                                                                  ATTEND THE MEETING IN PERSON,
                                                                                                PLEASE MARK THE FOLLOWING BOX.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.

----------------------------------------------------------------------

                                                                        Dated:______________________________________________, 2003


                                                                        ----------------------------------------------------------
                                                                                                (Signature)


                                                                        ----------------------------------------------------------
                                                                                        (Signature if held jointly)


                                                                        Please date, sign as name appears at the left, and return
                                                                        promptly. If the shares are registered in the names of two or more persons, each should sign. When signing as Corporate
                                                                        Officer, President, Executor, Administrator, Trustee or
                                                                        Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the
                                                                        proxy.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     o  FOLD AND DETACH HERE  o
